SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2006

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York .	0-13992 .	11-2644640 .
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)

400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2006, Cyber Digital, Inc. (the "Company") and its wholly-owned subsidiary, CYBD Acquisition, Inc., entered into a stock purchase agreement with eLEC Communications Corp. ("Seller") to purchase 100% of the issued and outstanding shares of the common stock of New Rochelle Telephone Corp., a New York corporation ("NRTC"), from Seller.

In addition, on December 14, 2006, the Company and its wholly-owned subsidiary, CYBD Acquisition II, Inc., entered into a stock purchase agreement with Seller to purchase 100% of the issued and outstanding shares of the common stock of Telecarrier Services, Inc., a Delaware corporation ("TSI"), from Seller.

The aggregate purchase price for the acquisition of NRTC and TSI by the Company is on a cashless basis through assumption of a note in favor of Laurus Master Fund, Inc. in the amount of $1.3 million. These acquisitions are subject to approvals and/or consents of the respective Boards of Public Utilities of the States of New York, New Jersey and Pennsylvania, as well as notification to the U.S. Federal Communications Commission, in each case necessary to effect the transfer of control for each of NRTC and TSI to the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

_____________________

10.1 Stock Purchase Agreement among the Company, eLEC Communications Corp. and CYBD Acquisition, Inc., dated as of December 14, 2006.

10.2 Stock Purchase Agreement among the Company, eLEC Communications Corp. and CYBD Acquisition II, Inc., dated as of December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar J.C. Chatpar President, Chief Executive Officer and Chief Financial Officer